Exhibit (h)

Execution Version

PIMCO INCOME STRATEGY FUND II

COMMON SHARES

CAPITAL ON DEMAND™

THIRD

AMENDED AND RESTATED

SALES AGREEMENT

April 24, 2024

JONESTRADING INSTITUTIONAL SERVICES LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

PIMCO Income Strategy Fund II, an unincorporated voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), Pacific Investment Management Company LLC, a Delaware limited liability company (the “Manager”), and JonesTrading Institutional Services LLC (“Jones”) previously entered into a Capital on Demand™ Second Amended and Restated Sales Agreement dated October 5, 2021 (the “Original Agreement”). The parties hereby amend and restate the Original Agreement and the parties hereto collectively confirm their agreement in the form of this Capital on Demand™ Third Amended and Restated Sales Agreement (this “Agreement”), which supersedes and replaces the Original Agreement, as follows:

1. Issuance and Sale of Shares. The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, the Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Shares”); provided, however, that in no event shall the Fund issue or sell through Jones such number of Shares that (a) exceeds the number of shares or dollar amount of Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds the number of shares or dollar amount registered on the Prospectus Supplement (defined below) (the lesser of (a) or (b) the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Fund, and Jones shall have no obligation in connection with such compliance. The issuance and sale of Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has entered into an Investment Management Agreement with the Manager dated as of September 5, 2014, as amended on March 25, 2022, a Custodian and Investment Accounting Agreement with State Street Bank and Trust Company dated as of October 13, 2004, as amended on September 5, 2014, an Amended and Restated Support Services Agreement with PIMCO Investments LLC dated as of December 9, 2021, and a Transfer Agency and Registrar Services Agreement with American Stock Transfer & Trust Company, LLC dated as of April 19, 2016, as amended on December 9, 2021, and such agreements are herein referred to as the “Management Agreement,” the “Custodian Agreement,” the “Support Services Agreement” and the “Transfer Agency Agreement,” respectively. Collectively, the Management Agreement, the Custodian Agreement, the Support Services Agreement and the Transfer Agency Agreement are herein referred to as the “Fund Agreements.” In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which the applicable holders of Shares shall have their dividends automatically reinvested in additional Shares of the Fund unless they elect to receive such dividends in cash.

The Fund (a) has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-275116 and 811-21601) (the “Original Registration Statement”) and (b) may file, in accordance with the provisions of the Securities Act and the Investment Company Act, with the Commission one or more subsequent registration statements on Form N-2, including, in each case, a base prospectus with respect to the Shares and which incorporates by reference certain documents that the Fund has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) and the Investment Company Act (the “Basic Prospectus”). The Fund shall prepare one or more supplements relating to the Shares to the Basic Prospectus, including all documents incorporated by reference therein, to be filed with the Commission pursuant to Rule 424, under the Securities Act (collectively, the “Prospectus Supplement”). The Fund shall furnish to Jones, for use by Jones, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, including the Fund’s Statement of Additional Information, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 424 under the Securities Act or deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C of the Securities Act, or any subsequent registration statement on Form N-2, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein and including any information deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C of the Securities Act, (i) filed pursuant to Rule 415(a)(6) under the Securities Act by the Fund with respect to any securities registered pursuant to the Original Registration Statement, including any Placement Shares (as defined below), as a result of the end of the three-year period described in Rule 415(a)(5) under the Securities Act or (ii) to register any additional Shares to be issued and sold under this Agreement, is herein called the “Registration Statement.” The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 424 under the Securities Act, and in each case including all documents incorporated by reference therein, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission pursuant to the Securities Act, the Exchange Act and the Investment Company Act, as applicable, deemed to be incorporated by reference therein (collectively, the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or any successor thereto (collectively, “EDGAR”). For purposes of this Agreement, all references to the Registration Statement, unless otherwise noted and except as the context otherwise requires, are deemed to include any and all amendments thereto filed with the Commission.

2. Placements. Each time that the Fund wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Jones by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day, any minimum price below which sales may not be made and the discount, commission or other compensation to be paid by the Fund to Jones (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3. Schedule 3 may be amended from time to time by any party by providing written notification (including e-mail) to the other parties. Such amendment will take effect unless a receiving party objects in writing (including via e-mail) within two (2) Business Days (as defined below) after delivery of such notification. The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirement set forth in Section 4, Jones, within one (1) Business Day of its receipt of the Placement Notice, declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund or Jones suspends or terminates the sale of Placement Shares related to such Placement Notice, (iv) the Fund delivers a subsequent Placement Notice to Jones with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2, unless superseded by the terms and conditions as set forth in the applicable Placement Notice. It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any

Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified above, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Jones. Subject to the terms and conditions herein set forth, upon the Fund’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund. The Fund and the Manager each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the New York Stock Exchange (the “Exchange”), the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, in each case, at or above the then-current net asset value of the Fund’s common shares (exclusive of any distributing commission or discount payable by the Fund to Jones pursuant to Section 2 hereof) as determined by the Fund as of the close of regular trading on the Exchange on the Trading Day immediately preceding the Trading Day on which Jones has made sales of Placement Shares hereunder in accordance with Section 23(b) of the Investment Company Act. To the extent that Jones acts as the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws. Jones will not use any advertising, sales literature, other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”) or any other Additional Disclosure Items (as defined in Section 7(a)(24)), whether in printed or electronic form, in connection with the offering and sale of the Placement Shares that has not been authorized in writing or prepared by the Fund or the Manager in connection with the offering and sale of the Placement Shares. To the extent that Jones uses any Additional Disclosure Items that have been authorized in writing or prepared by the Fund or the Manager in connection with the offering and sale of Placement Shares and such Additional Disclosure Items are required to be filed with the Financial Industry Regulatory Authority (“FINRA”) under FINRA’s conduct rules, Jones or its counsel will file such Additional Disclosure Items with FINRA within the time periods required by FINRA’s conduct rules. Jones covenants that any statements that it or its directors, officers, employees, agents or affiliates make in connection with the offering and sale of the Placement Shares will be consistent with the disclosure in the Registration Statement and Prospectus. The Fund and the Manager each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund, the Manager or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day the principal exchange or market on which the Shares are listed or quoted (which, as of the date of this Agreement, is the Exchange) is open for trading.

4. Suspension of Sales. The Fund or Jones may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 3 or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 3)), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties hereto agrees that no such notice shall be effective against the other unless and until it is made to the individuals named on Schedule 3 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, and until May 28, 2024, settlement for sales of Placement Shares will occur on the second (2nd) Business Day (or such other time frame as is agreed to by the parties and in accordance with applicable law) following the date on which such sales are made; after May 28, 2024, settlement for sales of Placement Shares will occur on the first (1st) Business Day (or such other time frame as is agreed to by the parties and in accordance with applicable law) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’s commission, discount or other compensation for such sales payable by the Fund pursuant to Section 2 hereof, and (ii) any transaction fees properly imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date. If the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund and the Manager each agree that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, the Fund will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Fund cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Fund’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee.

6. Representation and Warranty of Jones. Jones represents and warrants to the Fund and the Manager that it has full corporate power and authority to enter into this Agreement, the execution and delivery of, and the performance by Jones of its obligations under this Agreement have been duly and validly authorized by Jones and this Agreement has been duly executed and delivered by Jones and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of Jones, enforceable against Jones in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of Jones’ obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

7. Representations and Warranties of the Fund and the Manager.

(a) Representations and Warranties by the Fund and the Manager. The Fund and the Manager, jointly and severally, represent and warrant to and agree with Jones as of the date hereof, as of each Representation Date (as defined in Section 8(i) below) as follows, unless such representation, warranty or agreement specifies a different date or time:

(1) The Original Registration Statement has been declared effective by the Commission under the Securities Act as of the date hereof. The Registration Statement is effective under the Securities Act as of each Representation Date. Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act complied when so filed in all material respects with the provisions of the Securities Act and the Investment Company Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or, to the knowledge of the Fund, are contemplated by the Commission.

(2) (A) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and as of the date hereof, as of the time of each sale of Placement Shares pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date, and (B) the Prospectus when filed with the Commission under Rule 424 of the Securities Act and as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and each of the Registration Statement and the Prospectus did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information relating to Jones furnished to the Fund or the Manager by or on behalf of Jones for use therein.

(3) The Incorporated Documents, as of their respective filing dates with the Commission, as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the requirements of the Exchange Act and the Investment Company Act, as applicable, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from the Incorporated Documents made in reliance upon and in conformity with information relating to Jones furnished to the Fund or the Manager by or on behalf of Jones for use therein.

(4) As of each Applicable Time and each Settlement Date, each Additional Disclosure Item (as defined in Section 7(a)(24) hereof), does not or will not conflict with the information contained in the Registration Statement or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Prospectus at such time, did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from any Additional Disclosure Item made in reliance upon and in conformity with information relating to Jones furnished to the Fund or the Manager by or on behalf of Jones for use therein.

(5) The Fund has been duly formed and is validly existing as an unincorporated voluntary association under the laws of The Commonwealth of Massachusetts (commonly known as a “Massachusetts business trust”), with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund (a “Fund Material Adverse Effect”), and the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus to the extent that failure to hold such governmental license, permit, consent order, approval or other authorization would have a Fund Material Adverse Effect. The Fund has no subsidiaries.

(6) The Fund’s authorized equity capitalization is as set forth in the Prospectus; the shares of beneficial interest of the Fund conform in all material respects to the description thereof contained in the Prospectus; all outstanding shares of beneficial interest of the Fund have been duly and validly authorized and issued and are fully paid and nonassessable by the Fund; the Placement Shares have been duly and validly authorized, and, when issued and delivered against payment therefor in accordance with this Agreement, will be fully paid and nonassessable by the Fund; and the Placement Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Exchange. The issuance of the Placement Shares will not be subject to any preemptive or similar rights (except as described or referred to in the Registration Statement or the Prospectus).

(7) The Fund is duly registered under the Investment Company Act as a closed-end management investment company and the Fund’s notification of registration as an investment company under the Investment Company Act on Form N-8A, as amended from time to time (the “Investment Company Act Notification”), has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.

(8) The Fund has full power and authority to enter into this Agreement. The execution and delivery of and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund, and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by each of the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(9) None of (i) the execution and delivery by the Fund of this Agreement and the Fund Agreements, (ii) the issue and sale by the Fund of the Placement Shares as contemplated by this Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (a) the Amended and Restated Agreement and Declaration of Trust or the Amended and Restated Bylaws of the Fund, each as amended or restated from time to time (the “Declaration of Trust” and the “Bylaws,” respectively) or (b) any agreement or instrument to which the Fund is a party or by which the Fund is bound, or (c) any law, rule or regulation applicable to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, except in the case of (b) and (c) above where such conflict or breach would not have a Fund Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under this Agreement and the Fund Agreements, except such as have been obtained and as may be required by the Securities Act, the Investment Company Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), or the Exchange Act, the applicable rules and regulations of FINRA, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Placement Shares, and except where the failure to obtain such consent, approval, authorization, order, permit or qualification would not have a Fund Material Adverse Effect.

(10) The Fund is not currently in material breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such breach or default does not have a Fund Material Adverse Effect.

(11) No security holder of the Fund has any right to the registration of any securities of the Fund because of the filing of the Registration Statement.

(12) The Shares are duly authorized for listing, subject to official notice of issuance, on the Exchange and the Fund’s Registration Statement on Form 8-A, under the Exchange Act, is effective.

(13) PricewaterhouseCoopers LLP, whose report appears in the Registration Statement, has confirmed to the Fund’s Board of Trustees that they are independent public accountants with respect to the Fund as required by the Securities Act and the Investment Company Act.

(14) The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form with all applicable accounting requirements under the Securities Act and the Investment Company Act, and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(15) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Fund (other than as a result of a change in the financial markets generally) since the date as of which information is given in the Registration Statement and the Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Prospectus, in each case except to the extent that that any such change or transaction (x) would not have a material adverse effect on the Fund’s ability to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have a Fund Material Adverse Effect.

(16) There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened to which the Fund is a party or to which any of the properties of the Fund is subject that (i) would reasonably be expected to have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) would reasonably be expected to have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(17) Except as stated or contemplated in this Agreement, the Registration Statement and the Prospectus, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund (for these purposes, not including Jones) other than tender offers or share repurchases effected following the date on which the distribution of the Placement Shares is completed, and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan, in each case, so long as such actions are in compliance with all applicable law.

(18) The Fund intends to direct the investment of the proceeds of the offering of the Placement Shares in such a manner as to maintain its status as a regulated investment company under the requirements of Subchapter M of the Code.

(19) The Declaration of Trust and the Bylaws and the Fund Agreements comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act, and all approvals of such documents, if any, required under the Investment Company Act by the Fund’s Board of Trustees have been obtained and are in full force and effect.

(20) The Fund Agreements are in full force and effect and the Fund is not in default thereunder, except where such a default (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a Fund Material Adverse Effect.

(21) Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of Jones. For purposes of this Section 7(a)(21), the Fund and the Manager shall be entitled to rely on representations from such officers and trustees.

(22) The Fund has filed all tax returns required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus), and the Fund is not in material default in the payment of any taxes which were shown as payable on said returns or any assessments with respect thereto, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(23) The Fund carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and value of its properties.

(24) The Fund represents and agrees that, without the prior consent of Jones (such consent not to be unreasonably withheld or delayed), (i) it has not and, prior to the completion of the issuance and sale of the Placement Shares in accordance with this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus and any Additional Disclosure Items and (ii) it has not made and, prior to the completion of the issuance and sale of the Placement Shares in accordance with this Agreement, will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act and treated by the Fund as subject to Rule 482 under the Securities Act and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Fund in connection with the sale or marketing of the offering of the Placement Shares, including any road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Fund (the materials and information referred to in this Section 7(a)(24)(ii) are herein referred to as “Additional Disclosure Items”). All Additional Disclosure Items complied or will comply in all material respects with (i) the applicable requirements of the Securities Act and the Investment Company Act, including without limitation all applicable filing (where required), legending and record keeping requirements, and (ii) the rules and interpretations of FINRA.

(25) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund is not aware of any material weakness in its internal control over financial reporting. The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act) and such disclosure controls and procedures are effective as required by the Investment Company Act.

(26) The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide for the oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(27) The Fund represents that neither it, nor any trustee who is an “interested person” (as defined in the Investment Company Act) of the Fund (an “Interested Trustee”) or officer of the Fund, nor, to the Fund’s knowledge, any of its employees, agents or representatives (not including, for these purposes, Jones), or any trustee who is not an “interested person” (as defined in the Investment Company Act) of the Fund (an “Independent Trustee”), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and to the extent required by applicable law, the Fund has policies and procedures reasonably designed to comply with applicable anti-corruption laws including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and will continue to maintain these policies and procedures reasonably designed to comply with such laws.

(28) To the extent required by applicable law, the Fund has policies and procedures reasonably designed to comply with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to any applicable Anti-Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(29) The Fund represents that neither it, nor any Interested Trustee or officer of the Fund, nor, to the Fund’s knowledge, any of its employees, agents or representatives (not including, for these purposes, Jones), or any Independent Trustee (“Person”), is currently the subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (collectively, “Sanctions”). The Fund represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person for the purpose of financing the activities or business of or with any Person or in any country or territory that, at the time of such financing, to the Fund’s knowledge, is the subject of Sanctions.

(b) Representations and Warranties with Respect to the Manager. The Manager represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 8(i) below) as follows:

(1) The Manager has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Manager is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Manager’s ability to provide services to the Fund (a “Manager Material Adverse Effect”); and the Manager owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

(2) The Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement, as contemplated by the Prospectus and, to the Manager’s knowledge, no order of suspension or revocation of such Advisers Act registration has been issued or proceedings therefor initiated or threatened by the Commission.

(3) The Manager has full power and authority to enter into this Agreement and the Investment Management Agreement (collectively, this Agreement and the Investment Management Agreement being referred to as the “Manager Agreements”) and to carry out all the terms and provisions hereof and thereof to be carried out by it. Each Manager Agreement has been duly authorized, executed and delivered by the Manager and complies in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act. Assuming due authorization, execution and delivery by the other parties thereto, each Manager Agreement constitutes the legal, valid and binding agreement of the Manager enforceable against such the Manager in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity thereunder may be limited by federal or state securities laws.

(4) Neither (i) the execution and delivery by the Manager of this Agreement and any Manager Agreement (if a party thereto) nor (ii) the consummation by the Manager of the transactions contemplated by, or the performance of its obligations under, this Agreement and any Manager Agreement (if a party thereto) conflicts or will conflict with, or results or will result in a breach of (a) the limited liability company agreement or other organizational documents of the Manager, (b) any agreement or other instrument binding upon the Manager that is material to the Manager, or (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Manager, whether foreign or domestic, except in each case where such conflict or breach would not have a Manager Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Manager of its obligations under this Agreement and the Manager Agreements, except such as have been obtained and as may be required by the Securities Act, the Investment Company Act, the Advisers Act and the Exchange Act, the applicable rules and regulations of FINRA or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Placement Shares, and except where the failure to obtain such consent, approval, authorization, order, permit or qualification would not have a Manager Material Adverse Effect.

(5) The description of the Manager and its business, and the statements attributable to the Manager, in the Registration Statement and the Prospectus, comply with the requirements of the Securities Act, the Investment Company Act and the Advisers Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(6) There are no legal or governmental proceedings pending or, to the knowledge of the Manager, threatened to which the Manager is a party or to which any of the properties of the Manager is subject that (i) would reasonably be expected to have a material adverse effect on the Manager’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) would reasonably be expected to have a Manager Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(7) Except as stated in this Agreement and in the Registration Statement and the Prospectus, the Manager has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and it is not aware of any such action taken or to be taken by any of its affiliates (for these purposes, not including Jones) other than tender offers or share repurchases effected following the date on which the distribution of the Placement Shares is completed, and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan, in each case, so long as such actions are in compliance with all applicable law.

(8) The Manager Agreements are in full force and effect and neither the Fund nor the Manager is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under each such agreement, in each case except to the extent that that any such default (x) would not have a material adverse effect on such Manager’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have a Manager Material Adverse Effect.

(9) There has not occurred any material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Manager (other than as a result of a change in the financial markets generally) since the date as of which information is given in the Registration Statement and the Prospectus, and there have been no transactions entered into by the Manager which are material to the Manager other than those in the ordinary course of its business or as described in the Prospectus, in each case except to the extent that that any such change or transaction (x) would not have a material adverse effect on the Manager’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have a Manager Material Adverse Effect.

(10) The Manager has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Manager and its supervised persons.

(11) Neither the Manager nor any director or officer of the Manager, nor, to the Manager’s knowledge, any of the Manager’s subsidiaries, employees, agents or representatives (not including, for these purposes, Jones), have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and to the extent required by applicable law, the Manager and its subsidiaries have policies and procedures reasonably designed to comply with applicable anti-corruption laws including, without limitation, the FCPA, and will continue to maintain these policies and procedures reasonably designed to comply with such laws.

(12) To the extent required by applicable law, the Manager and its subsidiaries have policies and procedures reasonably designed to comply with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or any of its subsidiaries with respect to any applicable Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(13) Neither the Manager nor any director or officer thereof, nor, to the Manager’s knowledge, any of its subsidiaries, employees, agents or representatives (not including, for these purposes, Jones) is the subject of any Sanctions. The Manager represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing the activities or business of or with any Person or in any country or territory that, at the time of such financing, to the Manager’s knowledge, is the subject of Sanctions.

8. Covenants of the Fund and the Manager. The Fund and the Manager, jointly and severally, covenant and agree with Jones that:

(a) To the extent permitted by applicable law and the terms of any relevant request by the Commission, as applicable, the Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the

Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement, the Prospectus or any Additional Disclosure Item, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones (either directly or through its legal counsel) with a copy for its review prior to filing. Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Securities Act. The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to obtain as soon as possible the withdrawal thereof. The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act.

(b) During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares (whether physically or through compliance with Rule 153, Rule 172 or otherwise), the Fund will comply so far as it is able and in all material respects with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act, as from time to time in force, and will file with the Commission and the Exchange all documents pursuant to the Securities Act, the Exchange Act and the Investment Company Act, including any Incorporated Document, in the manner and within the time period required by the Securities Act, the Exchange Act and the Investment Company Act, so far as such compliance and filings are necessary to permit the continuance of sales of the Placement Shares during such periods in accordance with the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus or any Additional Disclosure Item as then amended or supplemented would, to the knowledge of the Fund and the Manager, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is, to the knowledge of the Fund and the Manager, necessary to amend or supplement the Registration Statement, the Prospectus or any Additional Disclosure Item to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement, the Prospectus or such Additional Disclosure Item so as to correct such statement or omission or effect such compliance. The Fund will furnish to Jones at the time of filing thereof a copy of any Incorporated Document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR.

(c) During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares (whether physically or through compliance with Rule 153, Rule 172 or otherwise), the Fund will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the issuance and sale of the Placement Shares in accordance with this Agreement; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 8(c) deemed by the Fund to be unduly burdensome.

(d) The Fund will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Fund’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act.

(e) Except as otherwise agreed by the parties, the Fund or the Manager agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) the Prospectus and any Additional Disclosure Items, and all amendments and supplements thereto, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Fund in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws, (vii) the fees and expenses associated with listing the Placement Shares on the Exchange, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Placement Shares, and (ix) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, neither the Fund nor the Manager will be responsible for legal fees incurred by Jones in connection with Jones’ obligations under this Agreement. The aggregate amount of any discount, commission, expense reimbursement or other compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as set forth on Schedule 2 attached hereto. The Manager agrees to pay all costs, fees and expenses of its counsel.

(f) The Fund will use the Net Proceeds as described in the Prospectus.

(g) The Fund will cooperate with any reasonable due diligence review conducted by Jones or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices (unless otherwise agreed to by the parties) and (ii) during the Fund’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 8(g) will include during the term of this Agreement (x) a bring-down diligence conference among Jones and certain officers of the Fund and/or employees of the

Manager, as appropriate, upon the delivery by the Fund of a Placement Notice and (y) a diligence conference to occur as promptly as practicable following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively, whereby the Fund and the Manager will make certain officers of the Fund and/or employees of the Manager, as appropriate, reasonably available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request. The requirement to conduct a due diligence session under this Section 8(g) shall be waived if at the time such due diligence session is required pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date (as defined below), the Fund shall conduct the due diligence session contemplated by this Section 8(g) at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares.

(h) The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 424 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(i) During the term of this Agreement, each time the Fund (i) files a Prospectus relating to the Placement Shares, (ii) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement (other than a Prospectus Supplement filed in accordance with Section 8(h) of this Agreement or a post-effective amendment solely to file this Agreement as an exhibit to the Registration Statement), (iii) files its annual report on Form N-CSR (the “Annual Report”) or (iv) files its semi-annual report on Form N-CSRS (the “Semi-Annual Report,” together with the Annual Report, the “Reports”), each of the Fund and the Manager shall furnish Jones with a certificate, in the form attached hereto as Exhibit 8(i) (each such certificate, an “Officer’s Certificate”). (Each filing date contemplated in subsections (i) through (iv) of this Section 8(i) is referred to herein as a “Representation Date”). Notwithstanding the foregoing, with respect to a Representation Date triggered by the filing of a Report, each of the Fund and Manager shall furnish to Jones its Officer’s Certificate within three (3) Business Days following the filing of such Report unless otherwise agreed by the parties. The requirement to provide the certificates under this Section 8(i) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificates at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(j) Except as otherwise provided in this Section 8(j), on the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three (3) Business Days following the filing of such Report unless otherwise agreed by the parties, the Fund shall cause to be furnished to Jones with a written opinion of Ropes & Gray LLP and a negative assurance letter of Ropes & Gray LLP (the “Fund Counsel”) or other counsel designated by the Fund, both dated the Representation Date, in substantially the form attached hereto as Exhibit 8(j)(1) and Exhibit 8(j)(2), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, or in such other form or forms as are acceptable to Troutman Pepper Hamilton Sanders LLP, counsel for Jones; provided, however, that in lieu of such opinion or negative assurance letter, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion or negative assurance letter, delivered under this Section 8(j) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, to the extent a Representation Date is triggered by the filing of a Semi-Annual Report, the opinion of Fund Counsel contemplated by this Section 8(j) shall not be required. The requirement to provide the opinion and negative assurance letter of Fund Counsel contemplated by this Section 8(j) shall be waived if at the time of the required delivery of such opinion and negative assurance letter pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion and negative assurance letter of Fund Counsel at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(k) Except as otherwise provided in this Section 8(k), on the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three (3) Business Days following the filing of such Report unless otherwise agreed by the parties, the Manager shall cause to be furnished to Jones with a written opinion of counsel, which may be in-house or outside counsel for the Manager (the “Manager Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 8(k), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, or in such other form or forms as are acceptable to Troutman Pepper Hamilton Sanders LLP, counsel for Jones; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 8(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Insofar as any opinion of Manager Counsel relates to or is dependent upon matters governed by Delaware law, Manager Counsel will be permitted to rely on the opinion of Richards, Layton & Finger, P.A. or such other Delaware counsel as it may select. Notwithstanding the foregoing, to the extent a Representation Date is triggered by the filing of a Semi-Annual Report, the opinion of Manager Counsel contemplated by this Section 8(k) shall not be required. The requirement to provide the opinion of Manager Counsel contemplated by this Section 8(k) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion of Manager Counsel at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(l) On the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three (3) Business Days following the filing of such Report unless otherwise agreed by the parties, or during any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones (whether physically or through compliance with Rule 153, Rule 172 or otherwise), each time that the Registration Statement is amended or the Prospectus supplemented to include additional audited amended financial information the Fund shall cause its independent accountants to furnish Jones letters (the “Comfort Letters”), dated the date of each Representation Date, in form and substance satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, to the extent a Representation Date is triggered by the filing of a Semi-Annual Report, the Comfort Letter contemplated by this Section 8(l) shall not be required. Notwithstanding the foregoing, in the event that the Registration Statement is amended or the Prospectus supplemented to include additional unaudited financial information and upon the filing by the Fund of a Semi-Annual Report, the Fund shall deliver to Jones on the date that such amendment to the Registration Statement is filed or that the Prospectus is so supplemented, or within three (3) Business Days of the Fund’s filing of a Semi-Annual Report, as applicable, a certificate of the Fund’s chief financial officer, treasurer, deputy treasurer or assistant treasurer substantially in the form attached hereto as Exhibit 8(l), or in such other form or forms as are acceptable to Troutman Pepper Hamilton Sanders LLP, counsel for Jones (the “Treasurer’s Certificate”). The requirement to provide a Comfort Letter or Treasurer’s Certificate, as applicable, under this Section 8(l) shall be waived if at the time of the required delivery of the Comfort Letter or Treasurer’s Certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring applicable Representation Date, the Fund shall provide Jones with a Comfort Letter or Treasurer’s Certificate, as applicable, at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(m) On the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three (3) Business Days following the filing of such Report unless otherwise agreed by the parties, each of the Fund and the Manager shall furnish Jones with a certificate of its respective Secretary or other authorized officer or representative, in form and substance reasonably satisfactory to Jones; provided, however, that to the extent a Representation Date is triggered by the filing of a Semi-Annual Report, the certificates contemplated by this Section 8(m) shall not be required. The requirement to provide a certificate under this Section 8(m) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificate at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(n) Each Placement Notice delivered by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is delivered, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(o) The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Registration Statement, the Prospectus or, upon Jones’ prior consent, such consent not to be unreasonably withheld or delayed, any Additional Disclosure Items.

(p) The Fund will comply in all material respects with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(q) The Fund will not, without giving Jones at least three (3) Business Days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of Shares pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(r) The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus, any Additional Disclosure Items and all amendments and supplements to the Registration Statement, the Prospectus and such Additional Disclosure Items relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 153, Rule 172 or otherwise), in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.

(s) Each of the Fund and the Manager acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act, Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this Agreement, provided that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (A) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (B) with respect to errors that cause Jones to take an unplanned principal positions, in each case only to the extent such sales are permitted under the Securities Act, the Exchange Act and the Investment Company Act).

(t) The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may participate in tender offers or share repurchases effected following the date on which the distribution of the Placement Shares is completed and may issue and sell Shares pursuant to the Dividend Reinvestment Plan, in each case, so long as such actions are in compliance with all applicable law.

9. Conditions to Jones’s Obligations. The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Manager herein, to the due performance by the Fund and the Manager of their respective obligations hereunder and to the continuing satisfaction (or waiver by Jones in its sole discretion) of the following additional conditions:

(a) The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Prospectus or any Additional Disclosure Item relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Prospectus or any Additional Disclosure Item untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any Additional Disclosure Item so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Additional Disclosure Item, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement is required.

(c) Jones shall not have advised the Fund that the Registration Statement, the Prospectus or any Additional Disclosure Item, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact regarding Jones that in Jones’ opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

(d) Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund or any Fund Material Adverse Effect or Manager Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect or Manager Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s outstanding debt or preferred securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s outstanding debt or preferred securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Jones shall have received the opinion and the negative assurance letter of Fund Counsel, each required to be delivered pursuant to Section 8(j) on or before the date on which such delivery of such opinion and such negative assurance letter is required pursuant to Section 8(j).

(f) Jones shall have received the opinion of Manager Counsel required to be delivered pursuant to Section 8(k) on or before the date on which such delivery of such opinion is required pursuant to Section 8(k).

(g) Jones shall have received the Comfort Letter, or to the extent applicable, the Treasurer’s Certificate, required to be delivered pursuant to Section 8(l) on or before the date on which such delivery of such Comfort Letter or Treasurer’s Certificate is required pursuant to Section 8(l).

(h) Jones shall have received the certificates required to be delivered pursuant to Section 8(i) and Section 8(m) on or before the date on which delivery of such certificate is required pursuant to Section 8(i) and Section 8(m), respectively.

(i) Trading in the Shares shall not have been suspended on the Exchange.

(j) On each date on which the Fund is required to deliver a certificate pursuant to Section 8(i), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.

(k) All filings with the Commission required of the Fund by Rule 497or Rule 424, as applicable, under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 or Rule 424, as applicable.

(l) The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(m) There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 12(a).

(n) Prior to the date hereof, to the extent applicable, FINRA shall have confirmed that it has no unresolved objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

10. Indemnification and Contribution.

(a) Indemnification by the Fund. The Fund agrees to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B or 430C or Rule 424, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Additional Disclosure Item, any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Fund; and

(3) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or any Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Fund by Jones expressly for use in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or in any Prospectus (or any amendment or supplement thereto).

(b) Indemnification by Jones. Jones agrees to indemnify and hold harmless each of the Fund and the Manager, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Fund or the Manager within the meaning of Rule 405 under the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to (i) any failure by Jones to comply with the prospectus delivery requirements applicable to Placement Shares and (ii) any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Manager by Jones expressly for use in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or any Prospectus (or any amendment or supplement thereto). The Fund and the Manager acknowledge that Jones has not furnished any information to the Fund for inclusion in the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Fund or the Manager within the meaning of Rule 405 under the Securities Act shall be selected by the Fund; and counsel to the Manager, its directors, trustees, members, each of its officers who signed the Registration Statement, each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act shall be selected by the Manager. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of its directors, trustees, members, each of its officers who signed the Registration Statement, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Fund within the meaning of Rule 405 under the Securities Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Manager, its directors, trustees, members, each of its officers who signed the Registration Statement, each person who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 hereof shall not affect any agreements among the Fund and the Manager with respect to indemnification of each other or contribution between themselves.

(f) Contribution.

(1) If the indemnification provided for in this Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Manager on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Manager on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2) The relative benefits received by the Fund and the Manager on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Manager and the total discounts and commissions received by Jones as calculated in accordance with the terms set forth in Schedule 2, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(3) The relative fault of the Fund and the Manager on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Manager, or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4) The Fund, the Manager, and Jones agree that it would not be just and equitable if contribution pursuant to this Section 10(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5) Notwithstanding the provisions of this Section 10(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7) For purposes of this Section 10(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contributions as Jones, and each person who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund and the Manager and each trustee, director or member of the Fund and the Manager shall have the same rights to contribution as the Fund or the Manager.

(g) The indemnity and contribution agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Manager, each of their directors, trustees, members, each of their officers who signed the Registration Statement, each person, if any, who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Fund or the Manager within the meaning of Rule 405 under the Securities Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement. A successor to Jones or to the Fund or the Manager, its respective directors, trustees, members, each of their officers who signed the Registration Statement, each person, if any, who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Fund or the Manager within the meaning of Rule 405 under the Securities Act, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11. Representations and Agreements to Survive Delivery. All representations and warranties of Jones, the Fund and the Manager herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Manager (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect or Manager Material Adverse Effect, has occurred which, in the reasonable judgment of Jones, may materially impair the investment quality of the Placement Shares, (ii) the Fund or the Manager shall have failed, refused or been unable to perform in all material respects any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Fund or the Manager to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 8(i), 8(j), 8(k), 8(l) or 8(m) Jones’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such Representation Date pursuant to which such delivery was required; provided, further, that, Jones shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the sixth (6th) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of Jones’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination. If Jones elects to terminate this Agreement as provided in this Section 12, Jones shall provide the required notice as specified herein.

(b) The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.

(c) Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 shall remain in full force and effect.

(e) Except as otherwise provided in Sections 12(b) or 12(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund or the Manager, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f) For the avoidance of doubt, upon termination of this Agreement, Jones shall not be entitled to reimbursement for its out of pocket expenses except to the extent otherwise agreed by the parties.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Charleston, South Carolina 29492, Attention: Burke Cook email (Burke@jonestrading.com), and Troutman Pepper Hamilton Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23219, Attention: Michael T. Damgard, fax no. (804) 698-5185, email (teddy.damgard@troutman.com); or if sent to the Fund or the Manager, shall be delivered to PIMCO Income Strategy Fund II, 650 Newport Center Drive, Newport Beach, California 92660, Attention: Ryan Leshaw, fax no.: (949) 720-8670, email (ryan.leshaw@pimco.com) with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention: David C. Sullivan, telephone (617) 951-7362, email (david.sullivan@ropesgray.com). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

14. Successors. This Agreement shall inure to the benefit of and be binding upon Jones, the Fund and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund and the Manager and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund and the Manager and their respective successors, and said controlling persons and officers, directors, members and trustees referred to in Section 10 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.

15. Confidentiality. Jones agrees to treat all records and other information related to the Manager or the Fund as proprietary information of the Manager or the Fund, as applicable and, on behalf of itself and its employees, to keep confidential all such information, except that Jones may release such information as approved in writing by the Fund or the Manager as applicable.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including without limitation, the Original Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19. Waiver of Jury Trial. The Fund, the Manager and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

20. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

21. Absence of Fiduciary Relationship. The Fund and the Manager acknowledge that in connection with the offering of the Placement Shares: (a) Jones has acted at arm’s length and owes no fiduciary duties to, the Fund, the Manager or any other person; (b) Jones owes the Fund and the Manager only those duties and obligations set forth in this Agreement and prior or contemporaneous written agreements (to the extent not superseded by this Agreement), if any, and

(c) Jones may have interests that differ from those of the Fund and the Manager. The Fund and the Manager waive to the full extent permitted by applicable law any claims any of them may have against Jones arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

22. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Fund, the Manager and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund and the Manager and Jones.

Very truly yours,

PIMCO Income Strategy Fund II

By:	/s/ Joshua Ratner
Name: Joshua Ratner
Title: President

Pacific Investment Management Company LLC

By:	/s/ Peter Strelow
Name: Peter Strelow
Title: Managing Director

ACCEPTED as of the date
first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Capital On Demand - Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital on Demand™ Third Amended and Restated Sales Agreement between PIMCO Income Strategy Fund II (the “Fund”), Pacific Investment Management Company LLC and JonesTrading Institutional Services LLC (“Jones”) dated April 24, 2024, I hereby request on behalf of the Fund that Jones sell up to [•] shares of the Fund’s common shares of beneficial interest, $0.00001 par value per share, at a minimum market price of $_______ per share.

The time period during which sales are requested to be made shall be ________________.

[No more than __________ shares may be sold in any one trading day.]

Commission/Discount: _____

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2

Compensation

The amount of any discount, commission or other compensation to be paid by the Fund to Jones shall be up to 100 basis points of the gross proceeds with respect to sales actually effected by Jones, with the exact amount of such discount, commission or other compensation to be mutually agreed upon by the parties from time to time, as set forth in the Placement Notice or otherwise.

SCHEDULE 3

JONESTRADING INSTITUTIONAL SERVICES LLC

Shlomo “Moe” Cohen	Burke Cook
Managing Director	General Counsel
JonesTrading Institutional Services LLC	JonesTrading Institutional Services LLC
325 Hudson Street, 6th Floor	900 Island Park Drive, Suite 200
New York, NY 10013	Charleston, SC 29492
(212) 907-5332	(212) 907-5396
moec@jonestrading.com	burke@jonestrading.com

Ryan Loforte
Director | Equity Capital Markets
JonesTrading Institutional Services LLC
325 Hudson Street, 6th Floor
New York, NY 10013
(212) 991-5500
rloforte@jonestrading.com

PIMCO INCOME STRATEGY FUND II

Josh Ratner
President
c/o Pacific Investment Management Company LLC
1633 Broadway
New York, New York 10019
(212) 597-1358
josh.ratner@pimco.com

Ryan Leshaw
Chief Legal Officer
c/o Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660
(949) 720-6980
ryan.leshaw@pimco.com

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Alfred Murata
Managing Director
c/o Pacific Investment Management Company LLC
650 Newport Center Drive

Newport Beach, California 92660

(949) 720-6447

alfred.murata@pimco.com

Jason Steiner

Managing Director

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

(949) 720-4519

jason.steiner@pimco.com

Bryan Tsu

Managing Director

c/o Pacific Investment Management Company LLC

1633 Broadway

New York, NY 10019

(212) 597-1433

bryan.tsu@pimco.com

Jason Mandinach

Managing Director

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

(949) 720-7849

jason.mandinach@pimco.com

Christian Clayton

Executive Vice President

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

(949) 720-7875

christian.clayton@pimco.com

Jing Yang

Managing Director

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

(949) 720-7568

jing.yang@pimco.com

Giang Bui

Executive Vice President

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

949.720.6404

gbui@pimco.com

Bryan Lazarus

Senior Vice President

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

949.220.5476

bryan.lazarus@pimco.com

Exhibit 8(i)

FUND OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of PIMCO Income Strategy Fund II (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 8(i) of the Capital on Demand™ Third Amended and Restated Sales Agreement dated April 24, 2024 (the “Sales Agreement”) between the Fund, Pacific Investment Management Company LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i) Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Fund in Section 7(a) of the Sales Agreement (taking into account all materiality qualifiers and other qualifications contained therein) are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Fund has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:_________________________
Name:
Title:
Date:

Exhibit 8(i) (Cont’d)

MANAGER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of Pacific Investment Management Company LLC (the “Manager”), a Delaware limited liability company, does hereby certify in such capacity and on behalf of the Manager, pursuant to Section 8(i) of the Capital on Demand™ Third Amended and Restated Sales Agreement dated April 24, 2024 (the “Sales Agreement”) between the Manager, PIMCO Income Strategy Fund II and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i) Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Manager in Section 7(b) of the Sales Agreement (taking into account all materiality qualifiers and other qualifications contained therein) are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Manager has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:_________________________
Name:
Title:
Date:

Exhibit 8(j)(1)

FORM OF OPINION OF FUND COUNSEL

Exhibit 8(j)(2)

FORM OF NEGATIVE ASSURANCE LETTER OF FUND COUNSEL

Exhibit 8(k)

FORM OF OPINION OF MANAGER COUNSEL

Exhibit 8(l)

TREASURER’S CERTIFICATE

_________ ___, 20__

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, New York 10013

Ladies and Gentlemen:

This certificate of PIMCO Income Strategy Fund II, a Massachusetts business trust (the “Fund”), is being delivered on behalf of the Fund by [_________], in connection with the Capital on Demand™ Third Amended and Restated Sales Agreement, dated April 24, 2024, among the Fund, Pacific Investment Management Company LLC and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of shares of the Fund’s common stock through the Agent.

1. I hereby certify that I am the duly elected [Chief Financial Officer/Treasurer/Assistant Treasurer] of the Fund.

2. I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended December 31, 20___ attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

3. Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a) any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and

(b) the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

[Remainder of page intentionally blank]

Signed by me this _____ day of __________, 20__.